                           STOCK PURCHASE AGREEMENT



                                     DATED



                               DECEMBER 12, 1997



                                     AMONG



                            CONRAD INDUSTRIES, INC.,



                       ORANGE SHIPBUILDING COMPANY, INC.



                                      AND



              THOMAS E. CLARY, ROBERT D. CLARY AND GEORGE B. CLARY

                               TABLE OF CONTENTS
                               -----------------



                                                                            Page
                                                                            ----

SECTION 1  DEFINITIONS                                                        2

SECTION 2  SALE AND PURCHASE OF STOCK                                         2
           (a)  Sale and Purchase                                             2

SECTION 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY                      2
           (a) Organization                                                   2
           (b) Power and Authority; Enforceability                            2
           (c) Corporate Existence and Qualification of the Company           3
           (d) Capitalization and Ownership                                   3
           (e) No Conflicts                                                   4
           (f) Financial Statements                                           4
           (g) Applicable Laws                                                6
           (h) Title to Assets                                                6
           (i) Intellectual Property                                          9
           (j) Prepayments; Accounts Receivable; Backlog, Bid Bonds          10
           (k) Insurance                                                     11
           (l) Tax Matters                                                   11
           (m) Contractual Rights                                            12
           (n) Employee Matters                                              13
           (o) Warranties                                                    14
           (p) Absence of Certain Changes or Events                          14
           (q) Environmental Matters                                         14
           (r) Litigation, Judgments, etc                                    15
           (s) Absence of Certain Business Practices                         16
           (t) Minute Book and Charter Documents                             16
           (u) Disclosure of Facts                                           16
           (v) No Brokers or Finders                                         17

SECTION 4  REPRESENTATIONS AND WARRANTIES OF THE SELLERS                     17
           (a) Power and Authority; Enforceability                           17
           (b) No Conflicts                                                  18
           (c) Good and Valid Title                                          18
           (d) No Brokers or Finders                                         19

SECTION 5  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER                   19
           (a) Organization                                                  19
           (b) Power and Authority; Enforceability                           19
           (c) No Conflicts                                                  20

SECTION 6  COVENANTS OF PARTIES                                              20
           (a) Access                                                        20
           (b) Operation of Business and Consents                            21
           (c) Regulatory Compliance                                         22
           (d) Continued Operation of Business                               22

           (e) Press Releases                                                22
           (f) Confidential Nature of Information                            23

SECTION 7  CONDITIONS TO THE CLOSING                                         23
           (a) The Sellers                                                   23
           (b) The Purchaser                                                 26

SECTION 8  CLOSING                                                           29
           (a) Stock Certificates; Payment of Purchase Price                 30
           (b) Consulting Agreement                                          30
           (c) Resignations of Directors of the Company                      30

SECTION 9  POST-CLOSING INDEMNITY                                            30

SECTION 10 LIMITATION OF LIABILITY                                           35

SECTION 11 POST-CLOSING TAX COOPERATION AND ACCESS                           35

SECTION 12 TERMINATION OF AGREEMENT                                          36
           (a) Mutual Consent                                                36
           (b) Expiration Date                                               36

SECTION 13 EXPENSES                                                          36

SECTION 14 NOTICE                                                            37

SECTION 15 NO SOLICITATION                                                   38

SECTION 16 GOVERNING LAW                                                     39

SECTION 17 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS                          39

SECTION 18 SEVERABILITY                                                      40

SECTION 19 HEADINGS AND SCHEDULES                                            40

SECTION 20 ASSIGNMENT; SUCCESSORS BOUND                                      40

SECTION 21 EXECUTION IN COUNTERPARTS                                         40

SECTION 22 RALPH THON PATENT; APPLICABILITY                                  40

                            STOCK PURCHASE AGREEMENT



  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 12th day of December, 1997, by and between Conrad Industries, Inc., a Louisiana corporation (the "Purchaser"), Orange Shipbuilding Company, Inc., a Texas corporation (the "Company"), and Thomas E. Clary, Robert D. Clary and George B. Clary (each, a "Seller" and collectively, the "Sellers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

  WHEREAS, the Company has 533,332 shares of common stock, par value $1.00 per share (the "Common Stock"), issued and outstanding and no other shares of capital stock outstanding;

  WHEREAS, all the outstanding Common Stock of the Company is owned directly by the Sellers;

  WHEREAS, the Sellers propose to sell all of the shares of Common Stock to the Purchaser and the Purchaser proposes to purchase such shares of Common Stock from the Sellers, as herein provided;

  WHEREAS, the Purchaser requires, as a condition to the closing of the transactions contemplated by this Agreement, that each of the Sellers execute and deliver a Consulting Agreement between such Seller, the Purchaser and the Company in the form attached hereto as Exhibit A (each, a "Consulting Agreement);

  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

  1. Definitions.   For purposes of this Agreement:

     (a) "Closing" and "Closing Date" have the meanings specified in Section 8.
     (b) "Parties" means the parties to this Agreement.
     (c) "Person" means an individual, partnership, joint venture, corporation, limited liability company, bank, trust or unincorporated organization.

  2. Sale and Purchase of Stock.

     (a) Sale and Purchase. Subject to the terms and conditions contained in this Agreement and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, at the Closing, the Sellers shall sell to the Purchaser, and the Purchaser shall purchase from the Sellers, all of the shares of Common Stock owned by the Sellers for an aggregate purchase price equal to $25,392,000 (the "Purchase Price"), payable at Closing by wire transfer of immediately available funds to the accounts designated by each Seller, with such aggregate amount to be paid to the Sellers based on their proportionate ownership of shares of Common Stock of the Company as specified in Schedule 3(d) attached hereto.

  3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

     (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with corporate power to carry on its business as now being conducted. The Company has no subsidiaries and has no ownership or equity interest in any Person.

     (b) Power and Authority; Enforceability. The Company has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder. This

Agreement has been duly authorized, executed and delivered on behalf of the Company, and, assuming due authorization, execution and delivery by the Purchaser and the Sellers, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (ii) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c) Corporate Existence and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, there being no other jurisdictions where the character of its properties or the nature of its business requires it to be so qualified, and has the corporate power to own, operate and lease its properties and to carry on its business as presently conducted.

     (d) Capitalization and Ownership. The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, and no other shares of capital stock are authorized or outstanding. The Company has 533,332 shares of Common Stock outstanding. All of such 533,332 shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or other rights of any person to acquire securities of the Company. Schedule 3(d) sets forth a complete and accurate list of the holders of record of the issued and outstanding shares of Common Stock of the Company, specifying the ownership thereof by each Seller. Except for this Agreement, there are no outstanding options, convertible securities, rights (preemptive or other), warrants, calls or agreements relating to the Company's capital stock. The Sellers are, and immediately prior to the Closing will be, the lawful owner of all the outstanding

Common Stock of the Company, with full right, power and authority to sell and transfer the Common Stock, free and clear of any and all security interests, proxies, shareholder agreements, voting agreements, voting trusts, encumbrances and adverse claims, to the Purchaser pursuant to the provisions of this Agreement. The Company has no other commitment, plan or arrangement to issue or sell any share of its capital stock or to issue or sell any options, warrants or other securities that are convertible or exchangeable for shares of capital stock of the Company.

     (e) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein (i) will conflict with or result in a breach, default or violation of (A) any of the terms, provisions or conditions of the Articles of Incorporation or By-Laws of the Company or (B) any material agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which the Company is a party or to which it is subject or by which its property is bound, or (ii) will result in the creation of any lien, charge or other encumbrance on any material property or asset of the Company, or (iii) will require the Company to obtain the consent of any private nongovernmental third party. No consent, action, approval or authorization of, or registration, declaration or filing with any governmental department, commission, agency or other instrumentality having jurisdiction over the Company is required by the Company to authorize the execution and delivery of this Agreement by the Company or the performance of its terms by the Company.

     (f) Financial Statements. (i) Schedule 3(f) attached hereto contains the balance sheets of the Company at September 30, 1997, 1996 and 1995 and the related statements of income and retained earnings and cash flows for the years then ended (collectively, the "Financial Statements"). All fixed or contingent obligations, liabilities, or commitments of the Company as of September 30, 1997 are reserved against or disclosed in the Company's balance sheet as of September 30, 1997 contained in the Financial Statements (the "1997 Balance Sheet") to the extent required to be reserved against or disclosed therein by generally accepted accounting principles ("GAAP"). The Financial Statements fairly present, in accordance with GAAP applied on a consistent basis throughout the periods involved, the financial position and results of operations of the Company at September 30, 1997, 1996 and 1995 and for the years then ended.

          (ii) The trade accounts and other receivables of the Company which are classified as current assets on the 1997 Balance Sheet are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and, except to the extent of the amount of the reserve for doubtful accounts reflected on the 1997 Balance Sheet need not be written-off as uncollectible in accordance with GAAP.

          (iii) The inventories of the Company reflected on the 1997 Balance Sheet have been valued in accordance with GAAP, and the value of obsolete materials and materials of below-standard quality has been written down or reserved against in accordance with GAAP. There have been no write-ups of inventories or other assets of the Company reflected in the Financial Statements.

          (iv) The books of account and other financial records from which the Financial Statements were prepared have been kept in the ordinary course of business and in accordance with the Company's customary internal bookkeeping and accounting policies and practices, and are complete and correct in all material respects. The Company (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Company, and (ii) has in place a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed only in accordance with management's authorization, (B) transactions are recorded so as to permit proper accounting and maintain accountability for assets, (C) access to assets is only in accordance with management's authorization, and (D) recorded accountability for assets is compared with existing assets at reasonable intervals and corrective action is taken if appropriate.

     (g) Applicable Laws. The Company is in compliance with all federal, state and local laws, rules, regulations, ordinances, decrees and orders, including, but not limited to, building, zoning, environmental, pollution, wage, working conditions, labor, political contribution, antitrust or related laws, rules and regulations ("Laws"), and possesses all currently required governmental approvals, authorizations, consents, licenses and permits ("Permits") applicable to the operation of its business. The list of Permits set forth in Schedule 3(g) attached hereto is a complete and accurate list of all Permits in effect with respect to the assets, business and operations of the Company as of the date of this Agreement. The Company has not received any written notification of any asserted present or past unremedied failure by the Company to comply with any of such Laws or Permits.

     (h) Title to Assets. (i) The Company has good title to all of the assets reflected in the 1997 Balance Sheet, other than those sold or disposed of in the ordinary course of business subsequent to September 30, 1997, in each case free and clear of any lien, encumbrance, mortgage, deed of trust, pledge or other similar security interest ("Lien") except (i) Liens for property and ad valorem taxes, assessments and other applicable governmental charges, if such taxes, assessments and charges shall not be due and payable, or if currently payable, if the Company shall concurrently be contesting the validity thereof in good faith and (ii) Liens specifically identified on Schedule 3(h)(I) attached hereto.

          (ii) Schedule 3(h)(ii) attached hereto sets forth an accurate list of inventory as of the date of this Agreement. All items of finished inventory of the Company are of a quality usable or saleable in the ordinary course of the Company's business, and all inventory consisting of raw materials and work-in-progress is of a quality usable in the manufacture or production of finished inventory that is saleable in the ordinary course of the Company's business.

          (iii) Schedule 3(h)(iii)(1) contains a complete and accurate list or description of all real property owned by the Company, or as to which the Company has an option to purchase, as of the date of this Agreement (the "Owned
Real Property").   All of the Company's current operations are located on the
Owned Real Property.   Schedule 3(h)(iii)(2) includes a complete and accurate
list or description of all real property which the Company leases or has agreed (or has an option) to lease as of the date hereof (the "Leased Real Property") and all leasehold improvements thereto (the Leased Real Property and all leasehold improvements thereto referred to herein as the "Leasehold Facilities"). Each of Schedule 3(h)(iii)(1) and Schedule 3(h)(iii)(2) includes a list of any guaranty policies, zoning and special permits with respect to the Owned Real Property or the Leased Real Property, as the case may be. The description in Schedule 3(h)(iii)(2) includes the name of the lessor, the location of the property covered by the lease, the current annual rent and the amount of any security deposits. True and complete copies of all leases described in Schedule 3(h)(iii)(2) have been delivered or made available to Purchaser by the Company. The leases described in Schedule 3(h)(iii)(2) are in full force and effect and there are no material defaults thereunder by the Company. There are no underground storage tanks (i) existing on any of the Owned Real Property or Leased Real Property (collectively, the "Real Property") or (ii) of which the Company is or was the owner or operator. To the Company's knowledge, each lessor of any

Leased Real Property is in compliance with all Laws and has received all Permits applicable to such real property leased by the Company. No improvement or structure on any Real Property encroaches on any adjacent property. No improvement or structure on any Real Property has been damaged by any casualty or act of God, or been subject to any condemnation proceedings.

          (iv) Schedule 3(h)(iv)(1) attached hereto lists, by various groupings, a complete and accurate list of all machinery and equipment, material handling equipment, vehicles, furniture, office equipment, computer equipment and hardware, business machines and other tangible personal property ("Personal Property") owned by the Company as of the date of this Agreement (the "Owned Personal Property") and shows, by various groupings, the original acquisition price and date, method of depreciation used and current book and tax value (if different). Schedule 3(h)(iv)(2) includes a complete and accurate list of all leased Personal Property leased by the Company from third parties as of the date hereof (the "Leased Personal Property"). For Leased Personal Property for which the annual lease payment is more than $10,000, Schedule 3(h)(iv)(2) indicates the name of the lessor, the date of the lease, the initial term of the lease and the annual payments made thereunder. The Personal Property owned or leased by the Company (i) is in good operating condition, order and repair, subject to ordinary wear and tear, and have been maintained in accordance with standard industry practice, (ii) is adequate for the purposes for which they are being used and are capable of being used in the Company's business as presently being conducted without present need for repair or replacement except in the ordinary course of the Company's business, (iii) conforms in all material respects with all applicable licensing and other legal requirements, and (iv) in the aggregate provides the capacity to enable the Company to engage in commercial operation on a continuous basis (subject to normal maintenance and repair outages in the ordinary course).

          (v) All of the plants, facilities, machinery and equipment are adequate and sufficient for all operations conducted by the Company in substantially the same manner as conducted prior to the Closing Date. No condition exists with respect to any Real Property or Personal Property (collectively, the "Property") that would prevent, or require repair or modification thereof as a prerequisite to, Purchaser using such Property in the conduct of the Company's business except with respect to ordinary wear and tear and scheduled maintenance and repair. The Company enjoys peaceful and undisturbed possession of all Leased Real Property and Leased Personal Property.

          (vi) Since the date of the 1997 Balance Sheet, the Company has not sold, transferred, leased, distributed or otherwise disposed of any of its assets, or agreed to do so, except for sales of products and services in the ordinary course of business or the disposition of immaterial assets in the ordinary course of business or which in the reasonable judgment of management of the Company are not necessary or advisable to the efficient operations of the Company's business.

     (i) Intellectual Property. The Company owns or possesses adequate licenses or other rights to use (without making any payment or granting rights to any person in exchange) all patents, patent applications, trademarks, copyrights, service marks and trade names (collectively, the "Intellectual Property") necessary to conduct its business as currently conducted. Neither the validity of the Intellectual Property nor the title thereto or use thereof by the Company is being questioned in any pending litigation, and the conduct of the Company's business, as currently conducted, does not conflict with licenses, copyrights, uncopyrighted works, trade marks, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions or trade secrets of others. Neither the validity of the Intellectual Property nor the title thereto or use thereof by the Company is being questioned in any pending or, to the knowledge of the Company, threatened infringement claims or litigation, and the conduct of the Company's business, as now conducted, does not conflict with licenses, copyrights, uncopyrighted works, trade marks, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions or trade secrets of others. The Intellectual Property will afford Purchaser at all times after the Closing Date the rights to use all technology, proprietary information, know-how or patented ideas, designs, inventions, trademarks, copyrights, tradenames and servicemarks owned by the Company or others necessary for the conduct of the Company's business as presently being conducted. After the Closing Date, no person or business entity other than the Company will be authorized directly or indirectly to use the corporate name of the Company or any name deceptively or confusingly similar thereto.

     (j) Prepayments; Accounts Receivable; Backlog, Bid Bonds. Schedule 3(j)(1) attached hereto sets forth a complete and accurate list of all lease, security, insurance, utility, permit, tax or other bonds or deposits cash advances and similar prepayments made by the Company (collectively, "Prepayments") in existence as of the date of this Agreement. Schedule 3(j)(2) attached hereto sets forth a complete and accurate list of accounts receivable, notes receivable and other receivables, foreign and domestic, of the Company, whether billed or unbilled, including any and all accrued interest thereon (collectively the "Accounts Receivable") in existence as of the date of this Agreement and sets forth the name and invoice number relating to each Account Receivable. Schedule 3(j)(3) attached hereto sets forth a complete and accurate list of order backlog of the Company as of September 30, 1997, consisting only of orders that have not been cancelled, altered or reduced as of such date. Schedule 3(j)(4) attached hereto sets forth a complete and accurate list of all performance guaranties, letters of credit, performance and bid bonds and similar arrangements of the Company ("Bid Bonds") in effect as of the date of this Agreement.

     (k) Insurance. The Company maintains fire and casualty, product and other liability insurance providing coverage for its assets, business and operations that is reasonable in light of the nature and scope of the Company's assets, business and operations and that is consistent with insurance coverage in the industry in which the Company operates. The Company shall use reasonable efforts to continue such coverage (or obtain insurance providing substantially similar coverage) through the Closing Date. Schedule 3(k) attached hereto sets forth a complete and accurate summary of all insurance policies maintained by the Company in respect of the business and assets of the Company, including, without limitation, insurance providing benefits for employees, in effect as of the date of this Agreement. The Company has not received any notice from any insurance carrier of the intention of such carrier to discontinue any insurance coverage afforded to the Company.

     (l) Tax Matters. All federal, state and other tax returns and reports required to be filed by or on behalf of the Company and its predecessors have been duly filed, except those for which extensions have been obtained. All taxes and other assessments and levies (including all interest and penalties) and all installments of estimated taxes required to be paid, withheld or collected by the Company with respect to any period ending on or before September 30, 1997 have been duly paid, withheld or collected, as the case may be, and the same have been paid over to the property governmental agencies or segregated and set aside for such payment as required by law. The Company has not received any notice of an assessment, deficiency notice, 30-day letter, or similar notice with respect to income tax, sales tax or other taxes from the Internal Revenue Service or any other taxing authority with respect to any taxable period ending on or before the Closing Date, the Company has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any income or other taxes, and the Company is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes and no claim for assessment or collection of taxes has been asserted against it.

     (m) Contractual Rights. Schedule 3(m) attached hereto sets forth a complete and accurate list of all executory purchase and sales orders and similar forward commitments, distribution agreements, and all other executory contracts, agreements and undertakings to which the Company is a party (collectively, the "Contracts") in effect as of the date of this Agreement which either (I) extend for a period longer than one year after the Closing Date (unless the same may be terminated at the option of the Company without penalty, on notice of 30 days or less), (ii) require future payment by the Company of more than $5,000, including future commitments such as purchase orders, or (iii) are otherwise material to the Company's business. All leases relating to Leased Real Property and Leased Personal Property (collectively, the "Leases") and Contracts and other material agreements, commitments and obligations, including, without limitation, licenses, royalties, assignments and similar agreements with respect to Intellectual Property (collectively, the "Instruments") are valid, binding and in full force and effect, have not been amended or supplemented in any manner or respect, and are enforceable by the Company in accordance with their respective terms. The Company is not in default, and no notice of alleged default has been received by the Company, under the terms of any such Instrument, and the Company does not have any knowledge of a default or alleged default by the other party to any such Instrument. The Company (a) has not received payment under any Contract for the sale of products which requires material delivery in the future of any products,
(b) the Company has not delivered under any Contract materially more products than any other party thereto is obligated to acquire, (C) there exists no material requirement on the part of the Company to "make-up" any deliveries of products to any third party under any Contract and (d) there have not been delivered by the Company under any Contract materially less products than any other party thereto paid for. To the Company's knowledge, no event has occurred that with the lapse of time or action or inaction by any party thereto would result in a violation thereof or a default thereunder. Subject to any required third party consents, none of the rights under the Instruments will be impaired by the consummation of the transactions contemplated by this Agreement, and all such rights will inure to and be enforceable by the Company after the Closing Date without the authorization, consent, approval, permit or licenses of, or filing with, any other person.

     (n) Employee Matters. As of the date of this Agreement, (i) there is no unfair labor practice complaint against the Company threatened in writing or pending before the National Labor Relations Board or any state or local governmental agency, (ii) there is no charge of discrimination against the Company, threatened in writing or pending, with the Equal Employment Opportunity Commission or any other state or federal anti-discrimination agency, (iii) there is no strike or similar labor action actually pending or threatened against the Company, and (iv) there is no collective bargaining agreement between the Company and any labor organization or other employee group. Schedule 3(n)(1) attached hereto is a complete and accurate list of each material employee benefit plan or program that the Company maintains, contributes to, or is required to contribute to or with respect to which the Company has any obligation or liability (whether or not current, contingent or secondary) on behalf of any of its current or former employees (or any beneficiary thereof) providing current or deferred compensation or health, life insurance, disability, severance or similar benefits (other than workers' compensation) to such persons (collectively, "Employee Plans"). No such plan is a multiemployer plan described in Section 3(37) and Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an employee pension benefit plan within the meaning of Section 3(2) of ERISA. Except as described on Schedule 3(n)(2), the Company is not a party to any written employment agreement, termination agreement, severance agreement or similar agreement.

     (o) Warranties. The Company does not have any warranties to third parties with respect to any services performed or products sold by it, other than warranties imposed by law or pursuant to written contracts between the Company and its customers. The Company does not have any liability, contingent, fixed or otherwise, based on or arising from the manufacture or sale of any products pursuant to warranties or otherwise.

     (p) Absence of Certain Changes or Events. Except as set forth in Schedule 3(p), the Company has not, between September 30, 1997 and the date of this Agreement, taken any action of the type described in clauses (i) through (ix) of
Section 6(b) hereof. Since September 30, 1997, there has not occurred any material adverse change in the operations, assets, financial condition or results of operations of the Company.

     (q) Environmental Matters. There are no present or past environmental conditions relating to the assets or operations of the Company resulting from a past or present spill, discharge, leak, emission, injection, escape, dumping or "release" (as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")), whether accidental or intentional, of (i) any "hazardous substance" (as defined in Section 101(14) of CERCLA) that would be reportable pursuant to Section 103(a) of CERCLA (regardless of whether such section of CERCLA was in effect at the time of any such spill, discharge, leak, emission, injection, escape, dumping or release), (ii) any petroleum products or other hydrocarbons in violation of applicable law, from or onto any property covered by any Lease to any medium, including but not limited to, air, land, surface waters or underground waters, including, without limitation, releases of such substances that constitute raw materials, intermediates or products of the Company's business, or (iii) any "hazardous substance," petroleum products or other hydrocarbons which are present and require remediation under applicable law. No material citations, fines or penalties have been assessed, threatened in writing or asserted in connection with the conduct of the Company's business under any applicable Laws relating to noise or to air, water or land pollution or other environmental protection matters or to occupational safety or health matters. The Company has not received any written notice from a Governmental Agency of any material violation of any environmental protection Law or Permit.

     (r) Litigation, Judgments, etc. Except as described on Schedule 3(r) attached hereto, there are no actions, suits, investigations or proceedings to which the Company is a party pending in any court or before or by any federal, state or other governmental department, commission, agency or other instrumentality (excluding any rule making, investigation, or similar proceeding of general applicability and any appeal or petition for review relating thereto), or before any arbitrator, and the Company has not received written notice threatening any such matter. The Company is not in default with respect to any judgment, order, writ, injunction, decree or award applicable to it of any court or other governmental instrumentality or arbitrator having jurisdiction over it.

     (s) Absence of Certain Business Practices. Neither the Company nor any officer, employee or agent of the Company nor any other person acting on its behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of the Company (or to assist the Company in connection with any actual or proposed transaction) which (1) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (2) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in the Financial Statements, or (3) if not continued in the future, might materially adversely effect the assets, business operations or prospects of the Company or which might subject the Company to suit or penalty in a private or governmental litigation or proceeding.

     (t) Minute Book and Charter Documents. The minute book of the Company that has been made available to the Purchaser for its review constitutes the sole minute book of the Company and contains a complete and accurate record of all actions of the stockholders and Board of Directors (and any committees thereof) of the Company. The Company has delivered to the Purchaser true and correct copies of the Articles of Incorporation and By-Laws of the Company as currently in effect.

     (u) Disclosure of Facts. There are no facts peculiar to the Company that the Company has not disclosed to Purchaser that materially adversely affect, or insofar as the Company can reasonably foresee, will materially adversely affect, the business, financial condition, assets or results of operations or prospects of the Company.

     (v) No Brokers or Finders. The Company has not entered into any agreement, understanding or arrangement with any broker or finder, and has not incurred any brokerage or finder's fees or agent's commissions or other similar charges to any person or entity with respect to the transactions contemplated by this Agreement.

  4. Representations and Warranties of the Sellers. Each of the Sellers, severally and not jointly, represent and warrant to the Purchaser as follows:

      (a) Power and Authority; Enforceability. This Agreement has been duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Seller enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. When executed and delivered by such Seller at the Closing, the Consulting Agreement to which such Seller is a party will be duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery thereof by the Company and the Purchaser, will constitute a legal, valid and binding obligation of such Seller, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.


      (b) No Conflicts. Neither the execution, delivery and performance of this Agreement or Consulting Agreement to which such Seller will be a party at the Closing nor the consummation of the transactions contemplated hereby or thereby will (i) result in any breach or constitute a default with or without notice or lapse of time, or both) under, or give rise in others to any rights of termination, cancellation or acceleration under, any indenture, contract, instrument, or loan agreement pursuant to which such Seller is a borrower, or any license, franchise, permit, order, decree, concession, lease, judgment, statute, law, ordinance, rule or regulation applicable to such Seller or his assets. No filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the consummation by such Seller of the transactions contemplated by this Agreement or the Consulting Agreement to which such Seller will be a party at the Closing.

      (c) Good and Valid Title. Such Seller holds of record and owns beneficially the number of shares of Common Stock specified with respect to such Seller on Schedule 3(d), free and clear of any Lien, option, warrant, purchase right or other encumbrances (except for encumbrances created by this Agreement and restrictions on sales of securities under applicable securities laws). By the purchase of the shares of Common Stock owned by such Seller pursuant to this Agreement, the Purchaser will obtain good and valid title to all of such shares, free and clear of all liens, options, warrants, purchase rights, or other encumbrances (other than those created by, through or under the Purchaser pursuant to this Agreement and restrictions on sales of securities under applicable securities laws). Such Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require such Seller to sell, transfer, or otherwise dispose of any shares of Common Stock. Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any shares of Common Stock.

      (d) No Brokers or Finders. Such Seller has not made any arrangements with any broker, finder or investment banker that would require the Company to pay any fee or commission if the transactions contemplated by this Agreement are not consummated.

  5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Sellers as follows:

     (a) Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Louisiana, with corporate power to carry on its business as now being conducted.

     (b) Power and Authority; Enforceability. The Purchaser has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered on behalf of the Purchaser and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (ii) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each of the Consulting Agreements has been duly authorized and, when executed and delivered on behalf of the Purchaser at the Closing, will be duly executed and delivered and, assuming due authorization, execution and delivery by the other parties thereto, will constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (ii) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c) No Conflicts. Neither the execution and delivery of this Agreement or the Consulting Agreements nor the consummation of the transactions contemplated herein or therein (i) will conflict with or result in a breach, default or violation of (A) any of the terms, provisions or conditions of the Articles of Incorporation or By-Laws of the Purchaser or (B) any material agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which the Purchaser is a party or to which it is subject or by which its property is bound, or (ii) will result in the creation of any Lien on any material property or asset of the Purchaser, or (iii) will require the Purchaser to obtain the consent of any private non-governmental third party. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality having jurisdiction over the Purchaser is required by the Purchaser to authorize the execution, delivery or performance of this Agreement or the Consulting Agreements by the Purchaser.

  6.   Covenants of Parties. The Parties hereby covenant and agree as follows:

     (a) Access. The Company will permit the Purchaser and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, facilities, properties, personnel and officers of the Company; provided, however, that such investigation shall be conducted in a manner that does not interfere with normal operations of the Company and its employees or its relationships with suppliers and customers. The Company will cause the employees, legal counsel, accountants, engineers and other representatives of the Company to be available to the Purchaser at all reasonable times for such purposes.

     (b) Operation of Business and Consents. Prior to the Closing and except as otherwise contemplated in this Agreement, the Company will not, without the consent of the Purchaser:

          (i) increase the rate or form of compensation payable to any employee or increase any employee benefits, except increases in compensation and benefit changes made in the ordinary course of business in accordance with established policies and past practice and except for the payment of bonuses to employees in the aggregate amount of $310,000 prior to the Closing;

          (ii) dispose of any properties or assets, except in the ordinary course of business consistent with past practice and except for those assets and properties identified on Schedule 6(b)(ii) attached hereto which will be transferred to the Sellers prior to the Closing;

         (iii) engage in any one or more activities or transactions outside the ordinary course of business;


         (iv) amend its Articles of Incorporation or By-Laws;

          (v) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness, or make any loan or advance to, or any investment in, any person or entity, except in each case in the ordinary course of business consistent with past practice;

          (vi) file any motions, orders, briefs, settlement agreements or other papers in any proceeding before any court or any federal, state or other governmental department, commission or agency or any arbitrator except with respect to pending proceedings where positions advanced are substantially consistent with previous positions;

          (vii) issue any securities relating to its capital stock or grant, or enter into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to its capital stock; or redeem, repurchase or otherwise reacquire any of its capital stock;

          (viii) maintain its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or make any change in any of its accounting methods or practices; or

          (ix) pay any dividend on or make any distribution with respect to, or purchase or redeem, any of its capital stock.

     (c) Regulatory Compliance. Prior to the Closing, the Company will comply in all material respects with all applicable local, state and federal laws, rules and regulations, judgments, decrees, orders, governmental permits, certificates and licenses, including, without limitation, those relating to the filing of reports and the payment of income, franchise and other taxes due to be paid prior to the Closing.

     (d) Continued Operation of Business. Prior to the Closing, the Company will use commercially reasonable efforts (i) to preserve substantially intact the business organization of the Company, (ii) to keep available the services of the employees of the Company and (ii) to preserve the present relationships of the Company with persons having significant business relations therewith.

     (e) Press Releases. None of the Purchaser, the Company or any of the Sellers shall issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, which consent shall not unreasonably be withheld; provided that nothing herein shall prohibit either Party from issuing or causing publication of any such press release, announcement or public communication to the extent that such Party reasonably determines that such action is required by law.

     (f) Confidential Nature of Information. The Purchaser shall treat in confidence all documents, materials and other information which it shall have obtained regarding the Company during the course of the negotiations leading to the execution of this Agreement, in the investigation of the Company, and in the preparation of agreements and other documents relating to the consummation of the transactions contemplated by this Agreement, provided, however, that from and after the Closing Date, the foregoing prohibition shall not apply to the Purchaser. In the event the transactions contemplated hereby are not consummated, the Purchaser shall return to the Company all originals and copies of non-public documents and materials relating to the Company which have been furnished or acquired in any manner in connection therewith.

     (g) Continuance of Health Insurance Benefits. From and after the Closing, the Purchaser shall either (i) include each of the Sellers and Robert M. Clary and Laura H. Clary (the "Covered Persons") under the health insurance coverage of the Purchaser as in existence with respect to the Purchaser's employees, as such coverage changes from time to time, or (ii) cause the Company to continue to include each of the Covered Persons under the health insurance coverage of the Company as in existence with respect to the Company's employees, as such coverage changes from time to time, in each case for so long as (x) either the Purchaser or the Company maintains health insurance coverage for their respective employees and
(y) each of the Covered Persons pays the applicable premium with respect to such coverage.


  7.   Conditions to the Closing.

     (a) The Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject, at the option of the Sellers, to the satisfaction or waiver of the following conditions:

          (i) The Purchaser shall have furnished the Sellers with certified copies of resolutions duty adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the Consulting Agreements;

          (ii) The representations and warranties of the Purchaser contained herein will be accurate in all material respects at and as of the Closing Date as though such representations and warranties had been made at and as of such date; all terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser at or prior to the Closing will have been duly complied with and performed; and the Purchaser will have delivered to the Sellers a certificate dated as of the Closing Date and signed on behalf of the Purchaser by the President or any Vice President thereof to the foregoing effect;

          (iii) All statutory requirements for the valid consummation of the transactions contemplated herein shall have been fulfilled and all governmental consents, approvals or authorizations necessary for the valid consummation of the transactions contemplated herein shall have been obtained;

          (iv) As of the Closing, no order, writ, injunction or decree shall have been entered into and be in effect that restrains, enjoins or invalidates any of the transactions contemplated hereby, and no action, suit or other proceeding shall be pending (irrespective of whether instituted by the U.S. government or any agency thereof or by any private party) or threatened by the U.S. government or any agency thereof that has a reasonable likelihood of resulting in (A) an award of substantial damages by reason of any of the transactions contemplated hereby payable by the Company or (B) the divestiture of any material assets by the Company by reason of any of the transactions contemplated hereby; and


          (v) The Sellers will have received an opinion from Andrews & Kurth L.L.P., counsel for the Purchaser, dated the Closing Date, in form and substance satisfactory to counsel for the Sellers, that:

                    (A) the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana with corporate power to carry on its business as now being conducted;

                    (B) the Purchaser has full corporate power, authority and legal right to enter into this Agreement and the Consulting Agreements and to consummate the transactions contemplated hereby and thereby; and this Agreement and the Consulting Agreements have been duly authorized and approved by proper corporate action of the Purchaser, have been duly executed by the Purchaser and, assuming due authorization, execution and delivery by the other parties thereto, constitute legal, valid and binding agreements of the Purchaser, enforceable in accordance with their terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (ii) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

                    (C) To the best of such counsel's knowledge, the consummation of the transactions contemplated by this Agreement and the Consulting Agreements will not result in the breach of any term or provisions of or constitute a default under any indenture, mortgage, deed of trust or other loan agreement or debt instrument to which the Purchaser is a party or by which the Purchaser or the properties of the Purchaser may be bound and will not conflict with any provision of the Articles of Incorporation or By-Laws of the Purchaser.

          (b) The Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject, at the option of the Purchaser, to the satisfaction or waiver of the following conditions:

          (i) The Company shall have furnished the Purchaser with certified copies of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement and the Consulting Agreements;

          (ii) The representations and warranties of the Company contained herein will be accurate in all material respects at and as of the Closing Date as though such representations and warranties had been made at and as of such date; all terms, covenants and conditions of this Agreement to be complied with and performed by the Company at or prior to the Closing will have been duly complied with and performed; and the Company will have delivered to the Purchaser a certificate dated as of the Closing Date and signed on behalf of the Company by the President or any Vice President thereof to the foregoing effect;

          (iii) The representations and warranties of the Sellers contained herein will be accurate in all material respects at and as of the Closing Date as though such representations and warranties had been made at and as of such date; and all terms, covenants and conditions of this Agreement to be complied with and performed by the Sellers at or prior to the Closing will have been duly complied with and performed.

          (iv) All statutory requirements for the valid consummation of the transactions contemplated herein shall have been fulfilled and all governmental consents, approvals or authorizations necessary for the valid consummation of the transactions contemplated herein;

          (v) As of the Closing, no order, writ, injunction or decree shall have been entered and be in effect that restrains, enjoins or invalidates any of the transactions contemplated hereby, and no action, suit or other proceeding shall be pending (irrespective of whether instituted by the U.S. government or any agency thereof or by any private party) or threatened by the U.S. government or any agency thereof that has a reasonable likelihood of resulting in (A) an award of substantial damages by reason of any of the transactions contemplated hereby payable by the Purchaser or the Company or (B) the divestiture of any material assets by the Purchaser or the Company or any direct or indirect subsidiary thereof by reason of any of the transactions contemplated hereby;

          (vi) Each of the Sellers shall have execute and delivered a Consulting Agreement;

          (vii) The Purchaser shall have obtained bank financing for the full amount of the Purchase Price on terms satisfactory to the Purchaser in its sole discretion; and

          (viii) The Purchaser will have received an opinion of Sanders
& Sanders, L.L.P., counsel for the Company and the Sellers, dated the Closing Date, in form and substance satisfactory to counsel for the Purchaser, that:

                    (A) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Texas, with corporate power to carry on its business as now being conducted;

                    (B) The Company has full corporate power, authority and legal right to enter into this Agreement and each of the Consulting Agreements; and this Agreement and each of the Consulting Agreements have been duly authorized and approved by the proper corporate action of the Company, have been duly executed by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitute legal, valid and binding agreements of the Company, enforceable in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (ii) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                    (C) To the best of such counsel's knowledge, neither the execution and delivery of this Agreement and the Consulting Agreements, nor the consummation of the transactions contemplated by this Agreement and the Consulting Agreements, will result in the breach of any term or provision of or constitute a default under any indenture, mortgage, deed of trust or other loan agreement or debt instrument to which the Company is a party or by which the Company or the respective properties of the Company may be bound or conflict with the Articles of Incorporation or By-Laws of the Company; and

                    (D) Each of the Consulting Agreements have been duly executed and delivered by the Seller who is a party thereto and each Consulting Agreement constitutes a legal, valid and binding agreement of the Seller who is a party thereto, enforceable in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (ii) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     8. Closing. Subject to the conditions stated in Section 7 of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of the Company in Orange, Texas on December 12, 1997, or at such other date, time or place as the parties may agree in writing (the date upon which the Closing takes place being referred to herein as the "Closing Date"). At the Closing, the following events shall occur, each such event under the control of one Party hereto being a condition precedent to the events under the control of the other Party, and each such event being deemed to have occurred simultaneously with the other events:


          (a) Stock Certificates; Payment of Purchase Price. The Sellers shall deliver to the Purchaser one or more stock certificates representing all of the shares of outstanding Common Stock, with stock powers attached thereto duly executed in blank. The Purchase Price shall be paid in United States dollars and, unless the Sellers shall agree otherwise, shall be made by wire or intrabank transfer of immediately available funds by 11:00 a.m. Houston time on the Closing Date to such account as the Sellers may designate at least two business days prior to the Closing Date.

           (b) Consulting Agreement. Each of the Sellers and the Purchaser shall execute and deliver a Consulting Agreement.

          (c) Resignations of Directors of the Company. The Company will deliver to the Purchaser resignations of all directors and officers of the Company.

     9. Post-Closing Indemnity. (a) Subject to the provisions of Section 10, from and after the Closing, (i) the Sellers shall, jointly and severally, indemnify and hold harmless the Purchaser from and against any claim, liability, loss, cost, damage or expense (including, without limitation, court costs and reasonable attorneys' fees) (collectively, "Loss") arising out of, resulting from or in any way related to the breach of, or the failure to perform or satisfy any of, the representations, warranties and covenants made by the Company in this Agreement, provided that Sellers shall not have any liability under this clause (i) with respect to the breach of any representation set forth in subsections (g) through (k) and subsections (m) through (v) of Section 3 to the extent that none of the Sellers had actual knowledge of the fact, matter or event that gives rise to or results in such breach, and (ii) each Seller shall, severally and not jointly, indemnify and hold harmless the

Purchaser from and against any Loss arising out of, resulting from or in any way related to the breach of, or the failure to perform or satisfy any of, the representations, warranties or covenants made by such Seller in this Agreement. Subject to the provisions of Section 10, from and after the Closing, the Purchaser shall indemnify and hold harmless the Sellers from and against any claim, liability, loss, cost, damage or expense (including, without limitation, court costs and reasonable attorneys' fees) arising out of, resulting from or in any way related to a breach of, or the failure to perform or satisfy any of, the representations, warranties and covenants made by the Purchaser in this Agreement.


          (b) All claims for indemnification under Section 9(a) of this Agreement shall be asserted and resolved as follows:

          (i) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") which could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Section 9 with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claims.

          (ii) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Section 9 and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9(b)(ii). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder or if the Indemnifying Party assumes the defense with respect to the Third Party Claim), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action which is prejudicial and conclusively causes a final adjudication which is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this
Section 9(b) and shall bear its own costs and expenses with respect to such participation.

          (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9(b)(ii), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9(b)(2) but fails to diligently and promptly prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this
Section 9 and if such dispute is resolved in favor of the Indemnifying Party by final, nonappealable order of a court of competent jurisdiction, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9 or of the Indemnifying Party's participation therein at the Indemnified Party's request and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

          (iv) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 60 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputes such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

          (v) Payments of all amounts owing by the Indemnifying Party pursuant to this Section 9 shall be made within 60 days after the latest of (i) the settlement of the Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Party pursuant to Section 9(b)(iv) shall be made within 60 days after the later of (i) the expiration of the 60-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

          (c) In determining the amount of any loss, liability or expense for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative tax benefit or insurance proceeds realized or to be realized by such party (or, in the case of the Purchaser, by the Company or any subsidiary of the Purchaser or the Company) and such correlative insurance benefit shall be net of any insurance premium which becomes due as a result of such claim.

          (d) The representations, warranties and covenants of the Company, the Sellers and the Purchaser set forth in this Agreement shall survive the Closing; provided, however, that (i) the rights of the parties hereto to initiate any action for breach of any representation, warranty or covenant made by the Company, the Sellers or the Purchaser hereunder shall survive only until the close of business on the first anniversary of the Closing Date and (ii) any claim asserted in the manner specified in this Section 9 on or prior to the first anniversary of the Closing Date shall survive until such claim is resolved in the manner set forth in this Section 9.

     10. Limitation of Liability. Notwithstanding any other provision hereof, (a) the liability of the Purchaser and the Sellers under this Agreement for any breach of any representation, warranty or covenant herein shall be limited to actual damages only and shall not include incidental, consequential or indirect damages and (b) the Sellers shall not have any liability for any such breaches unless the aggregate liabilities for all breaches exceeds $50,000.

     11. Post-Closing Tax Cooperation and Access. From and after the Closing, the Purchaser shall make available to the Sellers, and to any Federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, agency, governmental commission, department, board, agency or instrumentality, court, tribunal, arbitrator or arbitral body responsible for the imposition or collection of any taxes ("Taxing Authority") as reasonably requested by the Sellers, all information, records or documents relating to tax liabilities or potential tax liabilities of or relating to the Company for all periods prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. Purchaser shall prepare and provide to the Sellers any federal, state, local or foreign tax data and other information, including such information required by any of the Seller's customary tax and accounting questionnaires, requested by any of the Sellers for such Seller's use in preparing its tax returns for any period prior to or including the Closing Date. Such tax data and other information shall be prepared by Purchaser and provided to Sellers within 60 days after any request for such data or other information. Each party shall bear its own expenses in complying with the foregoing provisions.

     12. Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement shall terminate upon the occurrence of any of the following events:

          (a) Mutual Consent. By mutual consent of the Purchaser, the Company and the Sellers evidenced in writing; or

          (b) Expiration Date. The written notice from the Sellers to the Purchaser, or from the Purchaser to the Sellers, if the Closing has not occurred on or before January 1, 1998, or such later date as such Parties shall have agreed to in writing; provided, however, that any termination pursuant to this
Section 12(b) shall not relieve any Party of any liabilities to the other Parties for its willful breach of the provisions hereof occurring before such termination, it being understood and agreed that, if all of the conditions to a Party's obligations set forth in Section 7(a) or 7(b) have been satisfied or waived by the date scheduled for the Closing pursuant to Section 8, the failure of such

Party to perform its obligations under Section 8 on such date shall be deemed to be a willful breach by such Party.

          In the event of termination of this Agreement as provided in this
Section 12, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto with respect thereto, except as provided in Section 12(b) and in the next sentence. The provisions of Section 13 shall survive any termination of this Agreement.

     13. Expenses. Regardless of whether the transactions contemplated herein occur, each of the Parties will be responsible for its own expenses and fees incurred in connection with the transaction contemplated herein.

     14. Notice. Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:

          To the Company:  Orange Shipbuilding Co., Inc.
                           P. O. Box 1670
                           Orange, Texas 77630

                           Attention:  Thomas E. Clary

                           Telecopier: (409) 882-0609

          with a copy to:

                           Sanders & Sanders
                           719 Front Street
                           Orange, Texas 77630

                           Attention:  Mr. Alan Sanders

                           Telecopier: (409) 883-4024

       To the Purchaser:   Conrad Industries, Inc.
                           150 Front Street
                           P. O. Box 790
                           Morgan City, Louisiana  70381

                           Attention:  William H. Hidalgo

                           Telecopier: (504) 385-4090

       with a copy to:     Andrews & Kurth L.L.P.
                           4200 Texas Commerce Tower
                           Houston, Texas 77002

                           Attention:  Thomas P. Mason

                           Telecopier: (713) 220-4285

        To the Sellers:    Thomas E. Clary
                           12 Pin Oak Circle
                           Orange, Texas  77632

                           Robert D. Clary
                           4840 Beagle
                           Orange, Texas  77630

                           George B. Clary
                           902 Dawnwood
                           Orange, Texas  77630

Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     15. No Solicitation. Neither the Company nor the Sellers shall encourage, solicit, initiate, engage or participate in discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group other than the Purchaser or its affiliates and representatives (a "Third Party") concerning the Company or concerning the business of the Company in connection with any merger, consolidation, sale of all or any substantial amount of assets, sale of securities, liquidation, dissolution or similar transactions involving the Company (any such proposal, announcement or transaction being referred to herein as a "Acquisition Proposal"). The Company and the Sellers shall promptly inform the Purchaser of any inquiry (including the terms thereof and the identity of the Third Party making such inquiry) which it may receive in respect of an Acquisition Proposal and furnish to the Purchaser a copy of any such written inquiry within three days after receipt thereof.

     16. Governing Law. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction), except to the extent that same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.

     17. Entire Agreement; Amendments and Waivers. This Agreement, together with all Exhibits and Schedules attached hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements among the Parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this

Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     18. Severability. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

     19. Headings and Schedules. The headings of the several Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Exhibits and Schedules referred to herein are attached hereto and incorporated herein by this reference.

     20. Assignment; Successors Bound. This Agreement may not be assigned by any Party without the consent of the other Party, except that the Purchaser may assign to a wholly owned subsidiary its right to purchase the Common Stock so long as the Purchaser will not be relieved of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     21. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute a full and complete Agreement.

     22. Ralph Thon Patent; Applicability. The parties agree that the barge connector and pontoon devices developed by Ralph Thon, or future modifications or enhancements thereon, and for which an application or applications by Ralph Thon for one or more patents is or are pending, are excluded from the scope of this Agreement and the Consulting Agreements.

     IN WITNESS WHEREOF, the Purchaser, the Company and the Sellers have caused this Agreement to be signed in multiple originals by their respective officers thereunto duly authorized, all as of the date first above written.

                       CONRAD INDUSTRIES, INC.


                       By: /s/ William H. Hidalgo
                          ---------------------------------
                          Name:  William H. Hidalgo
                          Title:    President

                       ORANGE SHIPBUILDING CO., INC.


                       By: /s/ Thomas E. Clary
                          ---------------------------------
                          Name:  Thomas E. Clary
                          Title:    President

                        /s/ Thomas E. Clary
                       -------------------------------------
                       Thomas E. Clary

                        /s/ Robert D. Clary
                       -------------------------------------
                       Robert D. Clary

                        /s/ George B. Clary
                       -------------------------------------
                       George B. Clary